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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-82529; 33-59241; 333-27757 and 333-44321),
Form S-4 (File Nos. 333-40646 and 333-78219) and Form S-8 (File Nos. 333-56117;
333-52536; 333-45629) of Raytheon Company of our report dated January 25, 2001, except for the information in the second paragraph on Note B as to which the date is March 2, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Stockholders, which is included in Exhibit 13 on Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2001 relating to the financial statement schedule, which appears in Exhibit 13 in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
March 5, 2001